AMENDMENT NO. 1 TO AMENDED AND RESTATED LOAN AGREEMENT
                          AND TO GUARANTY


     AMENDMENT AGREEMENT, dated as of April 1, 1997, among REX RADIO
AND TELEVISION, INC., an Ohio corporation ("Rex Radio"), KELLY & COHEN APPLIANCES, INC., an Ohio corporation ("Kelly"), STEREO TOWN, INC., a Georgia corporation ("Stereo Town"), REX KANSAS, INC., a Kansas corporation ("Rex Kansas" and together with Rex Radio, Kelly and Stereo Town, each a "Borrower" and collectively, the "Borrowers"), REX STORES CORPORATION, a Delaware corporation (the "Guarantor"), those financial institutions named as lenders on the signature pages hereto (the "Lenders") and FLEET BANK, N.A. (as successor to NatWest Bank N.A.), in its capacity as agent (the "Agent") for itself and the Lenders. Reference is hereby made to (i)
the Amended and Restated Loan Agreement, dated as of July 31, 1995
(as same may be further amended, supplemented, modified or restated in accordance with its terms, the "Loan Agreement") , among the Borrowers, the Lenders and the Agent and (ii) the Guaranty, dated January 31, 1989 and as amended and restated as of July 31, 1995 (as same may be further amended, supplemented, modified or restated in accordance with its terms, the
"Guaranty") by the Guarantor in favor of the Agent.   Capitalized terms used
herein and not otherwise defined shall have the meanings attributed to them in the Loan Agreement or the Guaranty, as the context may require.

     SECTION I.          AMENDMENT TO LOAN AGREEMENT

     1. Section 1.01 of the Loan Agreement is amended by adding the following defined term in the correct alphabetical order:

      "Cumulative Net Income Factor " shall mean for any period of time commencing with the beginning of Parent's fiscal year which ended in January 1996, (i) that amount which is the sum of fifty percent (50%) of the Net Income, if any, for Parent's fiscal year ended in January 1996 and for each fiscal year of Parent thereafter which falls within such period of time less (ii) that amount which is the sum of one hundred percent (100%) of the Net Loss (as hereinafter defined), if any, for any fiscal year of Parent after Parent's fiscal year ended in January 1996 which falls within such period of time. For purposes of this definition, (i) "Net Loss" shall mean for any period an amount equal to the net loss of Parent and its Subsidiaries determined on a Consolidated basis as determined in accordance with GAAP for such period and (ii) Net Income or Net Loss for any fiscal year of Parent shall be determined based upon the annual financial statements required to be furnished to the Agent pursuant to Section 8.01
(b) hereto.'

     2.   Section 9.05 of the Loan Agreement is amended by deleting clause
(ii) thereof in its entirety and substituting the following therefor:

     "(ii) dividend to Parent from and after April 1, 1997 not more than the Cumulative Net Income Factor from the beginning of Parent's fiscal year ended in January 1996 through the end of the fiscal year of Parent just ended; provided, however, that, for purposes of this clause (ii), (x) no such dividend payment(s) shall be made to Parent in any fiscal year of Parent earlier than ten (10) days after delivery to the Agent of the annual financial statements for the fiscal year of Parent just ended required pursuant to Section 8.01(b) hereof and (y) such dividends shall be used by Parent within three (3) days of receipt by Parent or its agent thereof solely to pay dividends to holders of Parent's common stock and/or for Stock Repurchases and Permitted Acquisitions pursuant to and in accordance with
Section 14 (h) of the Parent Guaranty, any such monies not so used by Parent to be immediately returned to the applicable Borrower"

SECTION II.    AMENDMENT TO GUARANTY

     1. Section 14(g) of the Guaranty is hereby amended by (i) deleting the phrase "except that the Guarantor shall be permitted up to an aggregate during the term of the Loan Agreement of $20,000,000 for any combination of the following" and substituting therefor the phrase "except that for the period from and including April 1, 1997 through and including the remaining term of the Loan Agreement the Guarantor shall be permitted up to an aggregate of $20,000,000 for any combination of the following" and (ii) adding clause
"(i) (x)" immediately after the phrase "Section 9.05" in subclause (iii) of each of clauses (I) and (II).

     2. Section 14(h) of the Guaranty is hereby amended by deleting same in its entirety and substituting the following therefor:

          "(h) Notwithstanding anything to the contrary set forth herein, so long as no Default or Event of Default shall have occurred and be continuing or would occur after giving effect to the following, the Guarantor shall be permitted to pay dividends to holders of its common stock and make Stock Repurchases and Permitted Acquisitions solely with monies received from the Borrowers in accordance with Section 9.05(ii) of the Loan Agreement, any such monies not used by Parent for the payment of dividends on its common stock or for Stock Repurchases or Permitted Acquisitions within three (3) days of receipt thereof by Parent or its agent to be immediately returned to the applicable Borrower; provided, that no dividend, Stock Repurchase or Permitted Acquisition shall be permitted under this Section 14(h) if, at any time during the twelve month period immediately preceding such dividend, Stock Repurchase or Permitted Acquisition, as the case maybe, and after giving effect thereto, Availability shall be less than $25,000,000; and provided, further, that in addition to the foregoing requirements no Permitted
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Acquisition shall be permitted under this Section 14(h) unless the requirements set forth in clauses (C), (E), (F) and (G) of Section 14(g) above are satisfied with respect to such Permitted Acquisition. It is further understood and agreed that it shall constitute an Event of Default if, at any time during the twelve month period immediately subsequent to any dividend on Parent's common stock or any Stock Repurchase or Permitted Acquisition, Availability shall be less than $25,000,000."

SECTION III.   CONDITIONS PRECEDENT

     This Amendment Agreement shall become effective upon the execution and delivery of counterparts hereof by the Borrowers, the Guarantor, the Agent and the Required Lenders and the fulfillment of the following conditions:

     1. No unwaived event has occurred and is continuing which constitutes a Default or an Event of Default.

     2. All representations and warranties made by the Borrowers and the Guarantor in this Amendment Agreement shall be true and correct.

     3. All legal matters incidental to the transactions contemplated hereunder shall be satisfactory to the Agent, and the Agent shall have received such confirmations, approvals, opinions or other documents or instruments as it shall request in connection herewith.

     4. The Agent shall have received fully executed counterparts to this Amendment Agreement signed by the Borrowers, the Guarantor and the Required Lenders.


SECTION IV.    MISCELLANEOUS

          1. By its signature below, each of the Borrowers reaffirms and restates the representations and warranties set forth in Article VII of the Loan Agreement, and all such representations and warranties are true and correct on the date hereof with the same force and effect as if made on such date (except to the extent that they relate expressly to an earlier date).
The Guarantor reaffirms and restates the representations and warranties set forth in Section 14 of the Guaranty, and all such representations and warranties are true and correct on the date hereof with the same force and effect as if made on such date (except to the extent that they relate expressly to an earlier date). In addition, each of the Borrowers and the Guarantor represents and warrants (which representations and warranties shall survive the execution and delivery hereof) to the Agent and the
Lenders that:
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          (a)  it has the power and authority to execute, deliver and carry out the terms and provisions of this Amendment Agreement and the transactions contemplated hereby, and has taken or caused to be taken all necessary actions to authorize the execution, delivery and performance of this Amendment Agreement and the transactions contemplated hereby;

          (b) no consent of any other Person (including, without limitation, shareholders or creditors of the Borrowers or the Guarantor) and no action of, or filing with any governmental or public body or authority is required to authorize, or is otherwise required in connection with the execution, delivery and performance of this Amendment Agreement, or consummation of the transactions contemplated hereby;

          (c) this Amendment Agreement has been duly executed and delivered by or on behalf of the Borrowers and the Guarantor and constitutes a legal, valid and binding obligation of each of the Borrowers and the Guarantor enforceable in accordance with its terms, subject as to enforceability to bankruptcy, reorganization, insolvency, moratorium and other similar laws affecting the enforcement of creditors' rights generally and the exercise of judicial discretion in accordance with general principles of equity;

          (d) the execution, delivery and performance of this Amendment Agreement will not violate any law, statute or regulation, or any order or decree of any court or governmental instrumentality, or conflict with, or result in the breach of, or constitute a default under any contractual obligation of any Borrower or the Guarantor; and

          (e) as of the date hereof (after giving effect to the consummation of the transactions contemplated under this Amendment Agreement) there exists no Default or Event of Default.

     By its signature below, each of the Borrowers and the Guarantor agree that it shall constitute an Event of Default if any representation or warranty made above should be false or misleading in any material respect.

     2. Each of the Loan Agreement and the Guaranty is hereby ratified and confirmed in all respects and, except as expressly amended hereby, all of the representations, warranties, terms, covenants and conditions of the Loan Agreement and the Guaranty shall remain unamended, unwaived and in effect in accordance with their respective terms. The amendments set forth herein shall be limited precisely as provided for herein and shall not be deemed to be amendments or consents to, or waivers of modifications of, any term or provision of the Loan Documents or any other document or instrument referred to herein or therein or of any transaction or further or future action on the part of any Borrower or the Guarantor requiring the consent of the Agent or any Lender, except to the extent specifically provided for herein.

     3. Each Borrower and the Guarantor confirms in favor of the Agent and each Lender that it agrees that it has no defense, offset, claim, counterclaim or recoupment with respect to any of its obligations or liabilities under the Loan Agreement, the Guaranty, the Parent Security Agreement, the Parent Pledge or any other Loan Document and that, except as herein provided, all terms of the Loan Agreement, the Guaranty, the Parent Security Agreement, the Parent Pledge and the other Loan Documents shall continue in full force and effect.

     4. This Amendment Agreement may be executed by the parties hereto individually or in combination, in one or more counterparts, each of which shall be an original and all of which shall constitute one and the same agreement.


     5. THIS AMENDMENT AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SAID STATE (WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF).

                              "Borrowers"

                              REX RADIO AND TELEVISION, INC.


                              By: ____________________________
                                  Name:  Edward M. Kress
                                  Title: Secretary


                              KELLY & COHEN APPLIANCES, INC.


                              By: ____________________________
                                  Name:  Edward M. Kress
                                  Title: Secretary

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                              STEREO TOWN, INC.


                              By: ____________________________
                                  Name:  Edward M. Kress
                                  Title: Secretary

                              REX KANSAS, INC.


                              By: ____________________________
                                  Name:  Edward M. Kress
                                  Title: Secretary

                              "Guarantor"

                              REX STORES CORPORATION


                              By: ____________________________
                                  Name:  Edward M. Kress
                                  Title: Secretary

                              "Lenders"

                              FLEET BANK, N.A.,
                                 Individually


                             By:______________________________
                                Name:   Thomas Maiale
                                Title:  Vice President


                             BANK ONE, DAYTON, N.A.


                             By:______________________________
                                Name:  John B. Middelberg
                                Title: Vice President

                             HELLER FINANCIAL, INC.


                             By:______________________________
                                Name:  Tara Hopkins
                                Title: Assistant Vice President


                             NATIONAL CITY BANK, DAYTON


                             By:______________________________
                                Name:  Neal J. Hinker
                                Title: Vice President


                             THE PROVIDENT BANK


                             By:______________________________
                                Name:  Jerome J. Brunswick
                                Title: Regional Vice President


                             THE FIFTH THIRD BANK


                             By:______________________________
                                Name:  D. Ward Allen
                                Title: Vice President


                             STAR BANK, N.A.


                             By:______________________________
                                Name:  Thomas D. Gibbons
                                Title: Vice President

                             "Agent"

                             FLEET BANK, N.A.,
                                As Agent

                             By:______________________________
                                Name:   Thomas Maiale
                                Title:  Vice President
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